Exhibit 4.20
EXECUTION COPY
          AMENDMENT NO. 18, LIMITED WAIVER AND CONSENT (this “Amendment”) dated as of March 29, 2007, to the Second Lien Credit Agreement dated as of July 29, 2004, among THERMADYNE INDUSTRIES, INC., a Delaware corporation (“Industries”), THERMAL DYNAMICS CORPORATION, a Delaware corporation (“Dynamics”), TWECO PRODUCTS, INC., a Delaware corporation (“Tweco”), VICTOR EQUIPMENT COMPANY, a Delaware corporation (“Victor”), C & G SYSTEMS, INC., an Illinois corporation (“C& G”), STOODY COMPANY, a Delaware corporation (“Stoody”), THERMAL ARC, INC., a Delaware corporation (“Thermal Arc”), PROTIP CORPORATION, a Missouri corporation (“ProTip”), THERMADYNE INTERNATIONAL CORP., a Delaware corporation (“International” and, together with ProTip, Thermal Arc, Stoody, C & G, Victor, Tweco, Dynamics and Industries, the “Borrowers”), the Guarantors party thereto, the Lenders from time to time party thereto and CREDIT SUISSE, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) (as amended by Amendment No. 1 and Agreement effective as of September 30, 2004, by Amendment No. 2 and Joinder Agreement dated as of November 22, 2004, by Amendment No. 3 and Consent dated as of January 3, 2005, by Amendment No. 4 dated as of March 16, 2005, by Amendment No. 5 dated as of March 30, 2005, by Amendment No. 6 dated as of March 31, 2005, by Amendment No. 7 dated as of July 1, 2005, by Amendment No. 8 dated as of August 8, 2005, by Amendment No. 9 dated as of October 7, 2005, by Amendment No. 10 and Agreement dated as of November 7, 2005, by Amendment No, 11 and Agreement dated as of December 29, 2005, by Amendment No. 12, Waiver and Consent dated as of March 9, 2006, by Amendment No. 13 and Agreement dated as of April 5, 2006, by Amendment No. 14 and Consent dated as of May 9, 2006, by Amendment No. 15 dated as of June 20, 2006, by Amendment No. 16, Waiver and Agreement dated as of July 21, 2006, by Amendment No. 17 and Agreement dated as of January 30, 2007 and as further amended, supplemented or modified, the “Credit Agreement”).
          A. Pursuant to the Credit Agreement, the Lenders have extended credit to the Borrowers.
          B. The Borrowers and the other Credit Parties have requested that the Administrative Agent and the Lenders amend the Credit Agreement and provide a limited waiver and consent as set forth herein.
          D. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

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          Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
          SECTION 1. Limited Waiver. The Administrative Agent and the Lenders hereby waive any Default or Event of Default solely to the extent that the Credit Parties breached (a) Section 6.02(i) of the Credit Agreement as a result of funding investments in Foreign Subsidiaries in excess of the aggregate limit of $6,000,000 by an amount no greater than $700,000 and (b) Section 5.11 of the Credit Agreement with respect to any credit card collection accounts located at Arvest Bank.
          SECTION 2. Limited Consent. Pursuant to Section 6.02(n) of the Credit Agreement, the Administrative Agent hereby consents to the making of a capital contribution by Industries in Thermadyne Victor Ltda in an amount not to exceed $300,000.
          SECTION 3. Amendments. (a) Section 6.02 of the Credit Agreement is hereby amended by deleting the number “$6,000,000” in clause (i) thereof and inserting “$6,700,000” in its place.
          (b) Section 6.02(n) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(n) other investments by Credit Parties and Foreign Subsidiaries not exceeding $2,000,000 in the aggregate (net of cash received by any Borrower from any Foreign Subsidiary as a result of a sale of assets or Stock, in whole or in part, of such Foreign Subsidiary) with the Administrative Agent’s prior written consent;”
          SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Credit Parties represent and warrant to each of the Lenders, the Administrative Agent and the Collateral Agent, that, after giving effect to this Amendment, (a) the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, and (b) no Default or Event of Default has occurred and is continuing.
          SECTION 5. Effectiveness. This Amendment shall become effective as of the date set forth above on the date that the Administrative Agent (or, in the case of clauses (a) and (b) below, its counsel) shall have received:
          (a) counterparts of this Amendment that, when taken together, bear the signatures of the Credit Parties and the Required Lenders;
          (b) a copy of a fully executed and delivered amendment, in form and substance reasonably satisfactory to the Administrative Agent, to the First Lien Credit Agreement; and
          (c) payment in full of all fees and other amounts due and payable on or prior to such date hereunder or under any other Loan Document.

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          SECTION 6. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement, as modified hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
          SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.
          SECTION 8. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          SECTION 9. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
          SECTION 10. Expenses. The Borrowers agree to reimburse the Administrative Agent for all out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.
          SECTION 11. Reaffirmation. Each of the Guarantors hereby acknowledges receipt and notice of, and consents to the terms of, this Amendment, and affirms and confirms its guarantee of the Obligations and, if applicable, the pledge of and/or grant of a security interest in its assets as Collateral to secure the Obligations, all as provided in the Collateral Documents as originally executed, and acknowledges and agrees that such guarantee, pledge and/or grant of security interest continue in full force and effect in respect of, and to secure, the Obligations under the Credit Agreement, as amended hereby, and the other Loan Documents.
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     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed and delivered by its duly authorized officer as of the date first set forth above.

THERMADYNE INDUSTRIES, INC.,

by	/s/ Patricia S. Williams

Name: PATRICIA S. WILLIAMS
Title: V.P. SECTY & G.C.

THERMAL DYNAMICS CORPORATION,

by	/s/ Patricia S. Williams

Name: PATRICIA S. WILLIAMS
Title: V.P. SECTY & G.C.

TWECO PRODUCTS, INC.,

by	/s/ Patricia S. Williams

Name: PATRICIA S. WILLIAMS
Title: V.P. SECTY & G.C.

VICTOR EQUIPMENT COMPANY,

by	/s/ Patricia S. Williams

Name: PATRICIA S. WILLIAMS
Title: V.P. SECTY & G.C.

C & G SYSTEMS, INC.,

by	/s/ Patricia S. Williams

Name: PATRICIA S. WILLIAMS
Title: V.P. SECTY & G.C.

STOODY COMPANY,

by	/s/ Patricia S. Williams

Name: PATRICIA S. WILLIAMS
Title: V.P. SECTY & G.C.

THERMAL ARC, INC.,

by	/s/ Patricia S. Williams

Name: PATRICIA S. WILLIAMS
Title: V.P. SECTY & G.C.

PROTIP CORPORATION,

by	/s/ Patricia S. Williams

Name: PATRICIA S. WILLIAMS
Title: V.P. SECTY & G.C.

THERMADYNE INTERNATIONAL CORP.,

by	/s/ Patricia S. Williams

Name: PATRICIA S. WILLIAMS
Title: V.P. SECTY & G.C.

THERMADYNE HOLDINGS CORPORATION,

by	/s/ Patricia S. Williams

Name: PATRICIA S. WILLIAMS
Title: V.P. SECTY & G.C.

MECO HOLDING COMPANY,

by	/s/ Patricia S. Williams

Name: PATRICIA S. WILLIAMS
Title: V.P. SECTY & G.C.

C&G SYSTEMS HOLDING, INC.,

by	/s/ Patricia S. Williams

Name: PATRICIA S. WILLIAMS
Title: V.P. SECTY & G.C.

CIGWELD PTY LTD.,

by	/s/ Patricia S. Williams

Name: PATRICIA S. WILLIAMS
Title: V.P. SECTY & G.C.

DUXTECH PTY LTD.,

by	/s/ Patricia S. Williams

Name: PATRICIA S. WILLIAMS
Title: V.P. SECTY & G.C.

QUETACK PTY, LTD.,

by	/s/ Patricia S. Williams

Name: PATRICIA S. WILLIAMS
Title: V.P. SECTY & G.C.

QUETALA PTY, LTD.,

by	/s/ Patricia S. Williams

Name: PATRICIA S. WILLIAMS
Title: V.P. SECTY & G.C.

THERMADYNE AUSTRALIA PTY LTD.,

by	/s/ Patricia S. Williams

Name: PATRICIA S. WILLIAMS
Title: V.P. SECTY & G.C.

THERMADYNE INDUSTRIES LIMITED,

by	/s/ Patricia S. Williams

Name: PATRICIA S. WILLIAMS
Title: V.P. SECTY & G.C.

THERMADYNE WELDING PRODUCTS CANADA LIMITED,

by	/s/ Patricia S. Williams

Name: PATRICIA S. WILLIAMS
Title: V.P. SECTY & G.C.

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent and Collateral Agent,

by	/s/ Phillip HD

Name: PHILLIP HD
Title:DIRECTOR

by	/s/ Shaheen Malik

Name: SHAHEEN MALIK
Title: ASSOCIATE

NORTHWOODS CAPITAL IV, LIMITED, as a Lender,

By: Angelo, Gordon & Co., L.P., as Collateral Manager,

by	/s/ Bradley Pattelli

Name: BRADLEY PATTELLI
Title: MANAGING DIRECTOR

NORTHWOODS CAPITAL V, LIMITED, as a Lender,

By: Angelo, Gordon & Co., L.P., as Collateral Manager,

by	/s/ Bradley Pattelli

Name: BRADLEY PATTELLI
Title: MANAGING DIRECTOR

NORTHWOODS CAPITAL VI, LIMITED, as a Lender,

By: Angelo, Gordon & Co., L.P., as Collateral Manager,

by	/s/ Bradley Pattelli

Name: BRADLEY PATTELLI
Title: MANAGING DIRECTOR

NORTHWOODS CAPITAL VII, LIMITED, as a Lender,

By: Angelo, Gordon & Co., L.P., as Collateral Manager,

by	/s/ Bradley Pattelli

Name: BRADLEY PATTELLI
Title: MANAGING DIRECTOR